Exhibit 99.3

                            JOINT FILERS' SIGNATURES

WARBURG PINCUS PARTNERS, LLC

By:  Warburg Pincus & Co., its Managing Member



By: /s/ Scott A. Arenare                     Date:  April 15, 2009
   -------------------------------                ----------------
   Name:   Scott A. Arenare
   Title:  Partner


WARBURG PINCUS LLC


By: /s/ Scott A. Arenare                     Date:  April 15, 2009
   -------------------------------                ----------------
   Name:   Scott A. Arenare
   Title:  Managing Director


WARBURG PINCUS & CO.


By: /s/ Scott A. Arenare                     Date:  April 15, 2009
   -------------------------------                ----------------
   Name:   Scott A. Arenare
   Title:  Partner